Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
Media Contact:

Sara Banda
Corporate
Media@L3Harris.com 321-306-8927

L3Harris Closes $1B Investment from Department of War
in Missile Solutions Business

WASHINGTON, April 23, 2026 — L3Harris Technologies (NYSE: LHX) has closed a $1 billion strategic investment from the Department of War (DoW) in its Missile Solutions (MSL) business, which it will use to expand and modernize facilities, accelerate research and development, and increase production capacity for critical national security technologies.
The investment from the DoW is in the form of a convertible preferred security of the MSL business, which will convert into common equity upon an initial public offering (IPO). In addition, the DoW will receive certain warrants to purchase common stock in MSL. As previously announced, L3Harris intends to pursue an IPO of MSL in the second half of 2026, pending market conditions.
L3Harris is investing billions to transform and grow its production operations at MSL in support of DoW priorities like PAC-3, THAAD, Tomahawk and Standard Missile. MSL was created in early 2026, bringing together the missile capabilities from across L3Harris, including the operations of legacy Aerojet Rocketdyne.
“This strategic partnership with the Department of War is a testament to the critical role L3Harris plays in our national security,” said Christopher Kubasik, Chairman and CEO, L3Harris. “The investment will allow us to accelerate innovation and enhance our ability to deliver the advanced capabilities our warfighters need to deter and defeat emerging threats. We are proud to partner with the DoW to ensure the resilience of our defense industrial base for years to come.”
The DoW investment, along with future IPO proceeds and other sources of capital, will be used to further a variety of expansion and modernization efforts at solid rocket motor production facilities in Camden, Arkansas; Huntsville, Alabama; and Orange, Virginia; among other sites.
L3Harris will remain the majority shareholder (>80%) in the new MSL business and will consolidate the financial results of MSL.

About L3Harris Technologies
L3Harris is the Trusted Disruptor in defense tech. With customers’ mission-critical needs always in mind, our employees deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains in the interest of national security. Visit L3Harris.com for more information.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These forward-looking statements are based on L3Harris’ current views and assumptions and can change significantly in the future. Actual results and events may be significantly different from what is currently expected. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include statements about: an independently traded MSL company or the timing or consummation of any potential IPO; any demand for missile solutions capacity; future investments; the value of the investment and L3Harris’ role in an independently traded MSL company. L3Harris cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements.
The following factors, among others, could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements or historical performance: the impact of any legal challenge, protest or investigation in connection with the investment and any related transactions; any unexpected tax, accounting or regulatory treatment of the investment or to any transactions in connection therewith; the availability of government funding; the outcome of government determinations regarding its procurements; any adverse impacts on L3Harris other businesses or relationship with its customers, its suppliers or other contractors for whom L3Harris is a subcontractor or supplier; potential significant adverse consequences resulting from business disruptions or economic or political uncertainty; unexpected costs, liabilities, delays, legal proceedings or the ability to obtain regulatory approvals; unfavorable economic or market conditions; unexpected geo-political events; and other impairments to achieve benefits to L3Harris from the investment, in a timely manner or at all. In addition, important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the “Risk Factors” sections of L3Harris’ Annual Report on Form 10-K for the year ended Jan. 2, 2026.

In presenting the forward-looking statements, L3Harris has made material assumptions which may prove incorrect about: the availability of government funding and the statutory and regulatory authority to expand capacity for the DoW’s critical missile programs, including any future direct or indirect purchases of propulsion systems; the continued demand for missile programs; and the estimates and forecasts of investments required to expand capacity for the DoW’s critical missile programs.
L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
No Offer or Solicitation
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

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